UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

REDWOOD TRUST, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-13759	68-0329422
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Belvedere Place, Suite 300
Mill Valley, California 94941
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 389-7373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On May 23, 2007, Redwood Trust, Inc., a Maryland corporation (the “Company”), issued $50,000,000 in aggregate principal amount of Subordinated Notes due 2037 (the “Notes”). The Company intends to use the proceeds from the issuance of the Notes for general corporate purposes, including asset acquisitions consistent with the Company’s investment strategy. The Notes were issued pursuant to a Purchase Agreement, dated May 23, 2007, between the Company and Obsidian CDO Warehouse, LLC, as purchaser.

The Notes will mature on July 30, 2037. The Company will pay interest on the Notes quarterly on January 30, April 30, July 30 and October 30 of each year, commencing on July 30, 2007, at a variable rate equal to LIBOR plus 2.25%. Interest will accrue from May 23, 2007.

The Company may redeem the Notes, in whole or in part, on or after July 30, 2012 at par.

The Notes were issued pursuant to, and the terms of the Notes are governed by, a Subordinated Indenture (the “Indenture”), dated as of May 23, 2007, between the Company and Wilmington Trust Company, as trustee (the “Trustee”).

Upon the occurrence and continuance of an Event of Default (as defined in the Indenture), either the Trustee or the holders of at least 25% of the aggregate principal amount of the Notes may declare the principal amount of, an all accrued interest on, the Notes to be due and payable immediately.

Upon the occurrence of a Change of Control (as defined in the Indenture) that results in a downgrade of the Company’s corporate credit rating (not including any ratings on any securitized debt issued by the Company or the affiliates of the Company) by two of Standard & Poor's (S&P), Moody’s Corporation and Fitch Ratings, Ltd., each Note holder will have the right to require the Company to purchase all or a portion of the holder’s Notes at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued and unpaid interest on the Notes.

A copy of the Purchase Agreement and the Indenture are attached as exhibits hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Purchase Agreement, dated May 23, 2007, between the Company and Obsidian CDO Warehouse, LLC.

1.2	Subordinated Indenture, dated as of May 23, 2007, between the Company and Wilmington Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	REDWOOD TRUST, INC.

	By:	/s/ Martin S. Hughes
Martin S. Hughes
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Purchase Agreement, dated May 23, 2007, between the Company and Obsidian CDO Warehouse, LLC.

1.2	Subordinated Indenture, dated as of May 23, 2007, between the Company and Wilmington Trust Company.